Exhibit 99.1

News Release

For Immediate Release

May 4, 2016

Approach Resources Inc.

Reports First Quarter 2016 Results

Fort Worth, Texas, May 4, 2016 – Approach Resources Inc. (NASDAQ: AREX) today reported results for first quarter 2016. Highlights for first quarter 2016 include:

•	Production was 12.8 MBoe/d, a 10% decrease from the prior-year quarter

•	Revenues totaled $17.6 million, EBITDAX (non-GAAP) was $8.7 million

•	Adjusted net loss (non-GAAP) was $13.0 million, or $0.32 per diluted share

•	Per-unit cash operating expenses (non-GAAP) decreased 13% from the prior-year quarter to $10.74 per Boe

•	Drilled four horizontal wells during first quarter, and plan to resume completion activities during second quarter 2016

•	Borrowing base set at $325 million following Spring redetermination

Adjusted net loss, EBITDAX and cash operating expenses are non-GAAP measures. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and reconciliations of adjusted net loss and EBITDAX to net loss and cash operating expenses to operating expenses.

Management Comment

Ross Craft, Approach’s Chairman and CEO commented, “Commodity prices continued to weigh heavily on the entire North American oil and gas sector during the first quarter, as evidenced by numerous recent bankruptcy and restructuring announcements. However, after falling to new cycle lows in early 2016, I believe we may have reached an important turning point in crude oil markets. Further declines in Lower-48 production and ongoing OPEC dysfunction have begun to drive a market rebalancing. During first quarter 2016 we drilled our first wells since August 2015 and are now preparing to complete at least two horizontal Wolfcamp wells in the second quarter. Importantly, our recently concluded borrowing base redetermination provides us with meaningful financial flexibility and adequate liquidity to execute on our 2016 plans.”

First Quarter 2016 Results

Production for first quarter 2016 totaled 1,165 MBoe (12.8 MBoe/d), made up of 31% oil, 31% NGLs and 38% natural gas. Average realized commodity prices for first quarter 2016, before the effect of commodity derivatives, were $27.10 per Bbl of oil, $8.90 per Bbl of NGLs and $1.76 per Mcf of natural gas. Our average realized price, including the effect of commodity derivatives, was $18.12 per Boe for first quarter 2016.

Net loss for first quarter 2016 was $13.7 million, or $0.33 per diluted share, on revenues of $17.6 million. Net loss for first quarter 2016 also included an unrealized loss on commodity derivatives of $1.0 million and a realized gain on commodity derivatives of $3.5 million. Excluding the unrealized loss on commodity derivatives, adjusted net loss (non-GAAP) for first quarter 2016 was $13.0 million, or $0.32 per diluted share. EBITDAX (non-GAAP) for first quarter 2016 was $8.7 million, or $0.21 per diluted share. See “Supplemental Non-GAAP Financial and Other Measures” below for our reconciliation of adjusted net loss and EBITDAX to net loss.

INVESTOR CONTACT Sergei Krylov Executive Vice President & Chief Financial Officer ir@approachresources.com 817.989.9000	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com

Lease operating expenses averaged $5.45 per Boe. Production and ad valorem taxes averaged $1.43 per Boe, or 9.4% of oil, NGL and gas sales. Exploration costs were $0.49 per Boe. Cash general and administrative costs averaged $3.86 per Boe. Depletion, depreciation and amortization expense averaged $17.36 per Boe. Interest expense totaled $6.3 million.

Operations Update

During first quarter 2016, we drilled a total of four horizontal wells but did not complete any horizontal wells. Of these, two wells were drilled to the Wolfcamp A bench and two wells were drilled to the Wolfcamp C bench. At March 31, 2016, we had nine horizontal wells waiting on completion. We plan to complete two wells in second quarter 2016, and expect second quarter production to average around 12.3 MBoe/d.

Capital expenditures incurred during first quarter 2016 totaled $4.9 million and included $4.0 million for drilling activities and $0.9 million for infrastructure projects and equipment.

Liquidity Update

At March 31, 2016, we had a $1 billion revolving credit facility in place, with a borrowing base and lender commitment amount of $450 million. Our liquidity and long-term debt-to-capital ratio were approximately $178.5 million and 45.4%, respectively. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and calculation of liquidity and long-term debt-to-capital.

Following the Spring redetermination in April, our lenders set the borrowing base and lender commitment amount at $325 million, while approving a number of amendments to our credit agreement, including a reduction of the interest coverage covenant and the addition of a $150 million basket to allow for new junior secured debt. Importantly, we believe this outcome provides the company with adequate near-term liquidity and significant flexibility to continue working to de-lever the balance sheet and position ourselves for a return to growth once prices recover.

Commodity Derivatives Update

We enter into commodity derivatives positions to reduce the risk of commodity price fluctuations. The table below is a summary of our current derivatives positions.

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Crude Oil
April 2016 – December 2016	Swap	750 Bbls/d	$62.52/Bbl
April 2016 – June 2016	Swap	1,000 Bbls/d	$40.00/Bbl
April 2016 – June 2016	Swap	500 Bbls/d	$40.25/Bbl
April 2016 – September 2016	Swap	750 Bbls/d	$43.00/Bbl
Natural Gas
April 2016 – March 2017	Swap	400,000 MMBtu/month	$2.45/MMBtu
April 2016 – December 2016	Swap	200,000 MMBtu/month	$2.93/MMBtu
April 2017 – December 2017	Collar	200,000 MMBtu/month	$2.30/MMBtu - $2.60/MMBtu

Conference Call Information and Summary Presentation

The Company will host a conference call on Thursday, May 5, 2016, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss first quarter 2016 financial and operational results. Those wishing to listen to the conference call, may do so by visiting the Events page under the Investor Relations section of the Company’s website, www.approachresources.com, or by phone:

Dial in:	(877) 201-0168
Intl. dial in:	(647) 788-4901
Passcode:	Approach/92942424

A replay of the call will be available on the Company’s website or by dialing:

Dial in:	(855) 859-2056
Passcode:	92942424

In addition, a first quarter 2016 summary presentation will be available on the Company’s website.

About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and natural gas reserves in the Midland Basin of the greater Permian Basin in West Texas. For more information about the Company, please visit www.approachresources.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company’s SEC filings are available on the Company’s website at www.approachresources.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended
	March 31,
	2016	2015
Revenues (in thousands):
Oil	$9,687	$21,302
NGLs	3,224	5,152
Gas	4,704	6,844

Total oil, NGL and gas sales	17,615	33,298
Realized gain on commodity derivatives	3,500	15,901

Total oil, NGL and gas sales including derivative impact	$21,115	$49,199

Production:
Oil (MBbls)	357	493
NGLs (MBbls)	362	370
Gas (MMcf)	2,673	2,539

Total (MBoe)	1,165	1,287
Total (MBoe/d)	12.8	14.3
Average prices:
Oil (per Bbl)	$27.10	$43.17
NGLs (per Bbl)	8.90	13.92
Gas (per Mcf)	1.76	2.70

Total (per Boe)	15.12	25.87
Realized gain on commodity derivatives (per Boe)	3.00	12.36

Total including derivative impact (per Boe)	$18.12	$38.23

Costs and expenses (per Boe):
Lease operating	$5.45	$5.55
Production and ad valorem	1.43	2.20
Exploration	0.49	0.85
General and administrative(1)	5.19	6.30
Depletion, depreciation and amortization	17.36	20.61

(1) Below is a summary of general and administrative expense:
General and administrative – cash component	$3.86	$4.58
General and administrative – noncash component (share-based compensation)	$1.33	$1.72

APPROACH RESOURCES INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share amounts)

	Three Months Ended March 31,
	2016	2015
REVENUES:
Oil, NGL and gas sales	$17,615	$33,298
EXPENSES:
Lease operating	6,356	7,146
Production and ad valorem taxes	1,664	2,828
Exploration	569	1,090
General and administrative	6,051	8,102
Depletion, depreciation and amortization	20,229	26,520

Total expenses	34,869	45,686

OPERATING LOSS	(17,254)	(12,388)
OTHER:
Interest expense, net	(6,298)	(5,922)
Realized gain on commodity derivatives	3,500	15,901
Unrealized loss on commodity derivatives	(957)	(9,321)
Other income	104	26

LOSS BEFORE INCOME TAX BENEFIT	(20,905)	(11,704)
INCOME TAX BENEFIT	(7,245)	(3,996)

NET LOSS	$(13,660)	$(7,708)

LOSS PER SHARE:
Basic	$(0.33)	$(0.19)

Diluted	$(0.33)	$(0.19)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	41,069,071	40,157,164
Diluted	41,069,071	40,157,164

UNAUDITED SELECTED FINANCIAL DATA

Unaudited Consolidated Balance Sheet Data	March 31,	December 31,
(in thousands)	2016	2015
Cash and cash equivalents	$840	$600
Other current assets	15,376	19,838
Property and equipment, net, successful efforts method	1,138,868	1,154,546

Total assets	$1,155,084	$1,174,984

Current liabilities	$27,949	$28,508
Long-term debt (1)	495,959	496,587
Other long-term liabilities	35,325	41,922
Stockholders’ equity	595,851	607,967

Total liabilities and stockholders’ equity	$1,155,084	$1,174,984

(1)	Long-term debt at March 31, 2016, is comprised of $230.3 million in 7% senior notes due 2021 and $272 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $4.3 million and $2.1 million, respectively. Long-term debt at December 31, 2015, is comprised of $230.3 million in 7% senior notes due 2021 and $273 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $4.5 million and $2.2 million, respectively.

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financial Information page in the Investor Relations section of our website at www.approachresources.com.

Adjusted Net Loss

This release contains the non-GAAP financial measures adjusted net loss and adjusted net loss per diluted share, which exclude (1) unrealized loss on commodity derivatives, (2) rig termination fees, and (3) related income tax effect. The amounts included in the calculation of adjusted net loss and adjusted net loss per diluted share below were computed in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. However, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of adjusted net loss to net loss for the three months ended March 31, 2016 and 2015 (in thousands, except per-share amounts).

	Three Months Ended March 31,
	2016	2015
Net loss	$(13,660)	$(7,708)
Adjustments for certain items:
Unrealized loss on commodity derivatives	957	9,321
Rig termination fees	—	498
Related income tax effect	(335)	(3,437)

Adjusted net loss	$(13,038)	$(1,326)

Adjusted net loss per diluted share	$(0.32)	$(0.03)

EBITDAX

We define EBITDAX as net loss, plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) unrealized loss on commodity derivatives, (5) interest expense, net, and (6) income tax benefit. EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net loss because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund development and exploration activities. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of EBITDAX to net loss for the three months ended March 31, 2016 and 2015 (in thousands, except per-share amounts).

	Three Months Ended March 31,
	2016	2015
Net loss	$(13,660)	$(7,708)
Exploration	569	1,090
Depletion, depreciation and amortization	20,229	26,520
Share-based compensation	1,550	2,217
Unrealized loss on commodity derivatives	957	9,321
Interest expense, net	6,298	5,922
Income tax benefit	(7,245)	(3,996)

EBITDAX	$8,698	$33,366

EBITDAX per diluted share	$0.21	$0.83

Cash Operating Expenses

We define cash operating expenses as operating expenses, excluding (1) exploration expense, (2) depletion, depreciation and amortization expense, and (3) share-based compensation expense. Cash operating expenses is not a measure of operating expenses as determined by GAAP. The amounts included in the calculation of cash operating expenses were computed in accordance with GAAP. Cash operating expenses is presented herein and reconciled to the GAAP measure of operating expenses. We use cash operating expenses as an indicator of the Company’s ability to manage its operating expenses and cash flows. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of cash operating expenses to operating expenses for the three months ended March 31, 2016 and 2015 (in thousands, except per-Boe amounts).

	Three Months Ended March 31,
	2016	2015
Operating expenses	$34,869	$45,686
Exploration	(569)	(1,090)
Depletion, depreciation and amortization	(20,229)	(26,520)
Share-based compensation	(1,550)	(2,217)

Cash operating expenses	$12,521	$15,859

Cash operating expenses per Boe	$10.74	$12.32

Liquidity

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company’s ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company’s financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our liquidity at March 31, 2016 (in thousands).

Liquidity at March 31, 2016
Borrowing base	$450,000
Cash and cash equivalents	840
Revolving credit facility – outstanding borrowings	(272,000)
Outstanding letters of credit	(325)

Liquidity	$178,515

Long-Term Debt-to-Capital

Long-term debt-to-capital ratio is calculated by dividing long-term debt (GAAP) by the sum of total stockholders’ equity (GAAP) and long-term debt (GAAP). We use the long-term debt-to-capital ratio as a measurement of our overall financial leverage. However, this ratio has limitations. This ratio can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the ratio on a company’s financial statements. This ratio is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our long-term debt-to-capital ratio at March 31, 2016, and December 31, 2015 (in thousands).

	March 31, 2016	December 31, 2015
Long-term debt (1)	$495,959	$496,587
Total stockholders’ equity	595,851	607,967

	$1,091,810	$1,104,554
Long-term debt-to-capital	45.4%	45.0%

(1)	Long-term debt is net of debt issuance costs of $6.4 million and $6.7 million at March 31, 2016 and December 31, 2015, respectively.